Exhibit 3.2(b)

AMENDED AND RESTATED

B Y L A W S

OF

RENEWABLE ENERGY GROUP, INC.

(a Delaware corporation)

-i-

TABLE OF CONTENTS

(continued)

-ii-

AMENDED AND RESTATED

B Y L A W S

OF RENEWABLE ENERGY GROUP, INC.

(a Delaware corporation)

ARTICLE 1

Offices

1.1 Registered Office. The registered office of the corporation shall be set forth in the certificate of incorporation of the corporation (the “Certificate of Incorporation”).

1.2 Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors of the corporation (the “Board”) may from time to time designate or the business of the corporation may require.

ARTICLE 2

Meeting of Stockholders

2.1 Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these bylaws, or, if not so designated, at the principal executive offices of the corporation. In lieu of holding a meeting of stockholders at a designated place, the Board, in its sole discretion, may determine that any meeting of stockholders may be held solely by means of remote communication.

2.2 Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election. The stockholders shall also transact such other business as may properly be brought before the meeting.

To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder who is a stockholder of record of the corporation at the time of giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section. The requirements of this Section shall apply to any business to be brought before an annual meeting by a stockholder, other than (i) the nomination of a person for election as a director, which must be made in compliance with, and shall be exclusively governed by, Section 3.1 of these bylaws, and (ii) matters properly brought under Rule 14a-8 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and included in the corporation’s notice of meeting.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business and the business proposed must be otherwise proper to be brought before the meeting. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not more than 120 days nor less than 90 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the corporation not later than the close of business on the later of (x) the 90th day prior to the date of such scheduled annual meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement (as defined below) of the date of such scheduled annual meeting was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.

A stockholder’s notice to the Secretary shall set forth the following as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed, (A) the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the beneficial owner, if any, and the name and address of any person who is an associated person (as defined below) of the stockholder or the beneficial owner, (B) the class, series and number of shares of the corporation that are held of record by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner as of the date of the notice, and a representation that the stockholder will provide the corporation in writing the information required by this clause (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, (C) any material interest in such business of the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner, (D) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares that, together with shares owned by the stockholder or the beneficial owner and any such group, would be required to approve or adopt such business and/or otherwise to solicit proxies from stockholders in support of such business, and (E) any other information that would be required to be provided by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner pursuant to the Section 14 of the Exchange Act and the rules and regulations promulgated thereunder assuming that the stockholder or the beneficial owner were to request that the corporation include such business in the corporation’s proxy statement as a stockholder proposal; (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to the beneficial owner, (A) the class, series and number of shares of the corporation that are owned beneficially by the stockholder or beneficial owner and any associated person thereof as of the date of the notice, (B) any derivative or short positions held or beneficially held by the stockholder or beneficial owner and any associated person thereof and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any profit interests, options, and borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or beneficial owner or any associated person thereof with respect to the corporation’s securities, (C) a representation that the stockholder will provide the corporation in writing the information required by the preceding clauses (A) and (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, and (D) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder or beneficial owner and any associated person thereof, and any others (including their names) acting in concert with any of the foregoing (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and a representation that the stockholder or beneficial owner will provide the corporation in writing the information required by this clause (D) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; and (iv) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such business.

Notwithstanding anything in these bylaws to the contrary, (a) no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting; and (b) unless otherwise required by law, if a stockholder intending to propose business at an annual meeting pursuant to the preceding paragraph does not provide the updated information required under clauses (ii) and (iii) of the preceding paragraph to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. For purposes of this Section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the business at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any business to be considered pursuant to the preceding paragraph. The requirements set forth in the preceding paragraph of this Section are intended to provide the corporation with notice of a stockholder’s intention to bring business before an annual meeting and related information and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before an annual meeting. Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule or regulation) promulgated under the Exchange Act or (ii) of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, to make nominations of persons for election to the Board if and to the extent provided for under law, the Certificate of Incorporation, or these bylaws.

The Chairman of the Board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

For purposes of these bylaws, (1) “public announcement” shall mean disclosure (A) in a press release issued through Business Wire or PR Newswire or reported by the Dow Jones News Service, Associated Press or a comparable national news service or (B) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (2) “associated person” of a person shall mean any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such person, and (3) “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, by the Secretary only (a) at the written request of the Chairman of the Board or the Chief Executive Officer, or (b) by a resolution adopted by the affirmative vote of a majority of the Board. Such written request or resolution shall state the purpose or purposes of the special meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

2.5 List of Stockholders. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.

2.6 Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or President of the corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.7 Quorum. Except where otherwise provided by law or the Certificate of Incorporation or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

2.8 Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith.

2.9 Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

2.10 Action at Meetings.

(a) When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(b) At any meeting of stockholders at which directors are to be elected, when a quorum is present: (i) each nominee in an uncontested election shall be elected by the vote of the majority of the votes cast with respect to that director’s election; and (ii) in a contested election, the nominees receiving a plurality of the votes cast shall be elected. For purposes of this Section 2.10, (i) a “contested election” means the number of nominees exceeds the number of directors to be elected in such election; (ii) an “uncontested election” means the number of nominees equals the number of directors to be elected in such election; and (iii) a “majority of the votes cast” means that the number of votes cast “for” a nominee’s election exceeds the votes cast “against” such nominee’s election, excluding abstentions.

(c) The Board shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.

(d) If an incumbent director fails to receive the required vote for re-election in an uncontested election, the nominating and governance committee of the Board will determine whether such director’s resignation should be accepted and make a recommendation to the Board, which shall make the final determination whether to accept the resignation. The Board will publicly disclose the Board’s decision within 90 days from the date of certification of the election results. If such incumbent director is a member of the nominating and governance committee and does not agree to abstain from participating in the committee’s deliberations and decision regarding such resignation, then such committee shall act through a sub-committee consisting of one or more members who did not fail to receive the required vote in the election. If such incumbent does not agree to abstain from participating in the Board’s deliberations and decision regarding such resignation, then the Board shall act through a special committee consisting entirely of directors who did not fail to receive the required vote in the election.

(e) If a director’s resignation is accepted by the Board pursuant to this Section 2.10, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to the applicable provisions of the Certificate of Incorporation or may decrease the size of the Board pursuant to the applicable provisions of the Certificate of Incorporation.

2.11 Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor fewer than 10 days before the date of any such meeting nor more than 60 days before any other action to which the record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2.12 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation or the inspector of election for the meeting at the beginning of such meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the first sentence of this Section 2.12, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.

2.13 Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.14 No Action Without a Meeting. No action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE 3

Directors

3.1 Election, Tenure and Qualifications. At each annual meeting of the stockholders, directors shall be elected for that class of directors whose terms are then expiring, except as otherwise provided in Section 3.2, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board at the annual meeting may be made (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by a stockholder who is a stockholder of record at the time of giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section. A stockholder may make such a nomination only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to make such a nomination.

To be timely, with respect to an annual meeting of stockholders, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation, addressed to the attention of the Secretary of the corporation, not more than 120 days nor less than 90 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the corporation not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement of the date of such scheduled annual meeting was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.

A stockholder’s notice to the Secretary shall set forth the following: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and number of shares of capital stock of the corporation that are owned of record and beneficially by the person, (D) a statement whether the person, if elected, intends to tender, promptly following such person’s election or re-election as a director, an irrevocable resignation effective upon (x) such person’s failure to receive the required vote for re-election at the next meeting of stockholders at which such person would face re-election and (y) acceptance of such resignation by the Board, in accordance with these bylaws or the corporation’s corporate governance guidelines, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder, the beneficial owner on whose behalf the nomination is being made, if any, or any person who is an associated person of the stockholder or the beneficial owner, on the one hand, and the person, and such person’s respective affiliates and associates, or others (including their names) acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission assuming for this purpose that the stockholder, the beneficial owner on whose behalf the nomination is being made, if any, and any person who is an associated person of the stockholder or the beneficial owner were the “registrant” and such person were a director or executive officer of such registrant, (F) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (G) the person’s written consent to serve as a director if elected; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the beneficial owner, if any, and the name and address of any person who is an associated person of the stockholder and the beneficial owner, (B) the class, series and number of shares of the corporation that are held of record by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder and the beneficial owner as of the date of the notice, and a representation that the stockholder will provide the corporation in writing the information required by this clause (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, (C) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding shares that, together with the shares owned by the stockholder or the beneficial owner and any such group, would be required to approve the nomination or otherwise to solicit proxies from stockholders in support of the nomination, and (D) any other information relating to the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is being made, as to the beneficial owner, (A) the class, series and number of shares of the corporation that are owned beneficially by the stockholder or beneficial owner and any person who is an associated person thereof as of the date of the notice, (B) any derivative or short positions held or beneficially held by the stockholder or beneficial owner and any person who is an associated person thereof and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any profit interests, options, and borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or beneficial owner or any person who is an associated person thereof with respect to the corporation’s securities, (C) a representation that the stockholder will provide the corporation in writing the information required by the preceding clauses (A) and (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, and (D) a description of any agreement, arrangement or understanding with respect to the nomination between or among the stockholder or beneficial owner and any person who is an associated person thereof, and any others (including their names) acting in concert with any of the foregoing (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and a representation that the stockholder or beneficial owner will provide the corporation in writing the information required by this clause (D) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; and (iv) a representation that the stockholder giving the notice (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any nomination to be considered pursuant to this Section.

In connection with any annual meeting of the stockholders, the Chairman of the Board (or such other person presiding at such meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at an annual meeting pursuant to the preceding paragraph does not provide the updated information required under clauses (ii) and (iii) of the preceding paragraph to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, or the stockholder giving the notice (or a qualified representative of the stockholder) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation. For purposes of this Section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the nomination at the meeting by the stockholder giving the notice stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders.

3.2 Enlargement and Vacancies. Except as otherwise provided in the Certificate of Incorporation relating to the rights of the holders of any series of preferred stock to elect directors, the sole power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be vested in the Board through action by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office for the remainder of the full term of the class to which he or she has been elected expires and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board until the vacancy is filled.

3.3 Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the Certificate of Incorporation.

3.4 Powers. The business of the corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.5 Chairman of the Board; Vice Chairman of the Board. If the Board appoints a Chairman of the Board, such Chairman shall, when present, preside at all meetings of the stockholders and the Board. The Chairman shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board or as may be vested in the Chairman by the Board. The Board may appoint a Vice Chairman of the Board. The Vice Chairman of the Board shall perform such duties and possess such powers as may be vested in the Vice Chairman by the Board. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall also perform the duties and exercise the powers of the Chairman of the Board.

3.6 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.7 Annual Meetings. The annual meetings of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present, or shall be held at the next regularly scheduled meeting of the Board or at such other date, time and place as shall be designated from time to time by the Board and stated in the notice of the meeting. The annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.

3.8 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination.

3.9 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer (if a director), or on the written request of two or more directors, or by one director in the event that there is only one director in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, sent to such director’s business or home address as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by commercial delivery service, facsimile transmission, or electronic mail or other electronic means, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

3.10 Quorum, Action at Meeting, Adjournments. A majority of the number of directors last fixed by the Board as the authorized number of directors shall constitute a quorum for the transaction of business, except as provided in Section 3.2 with respect to filling the vacancies and newly created directorships and except as provided below with respect to adjournment of meetings. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

3.12 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any member of the Board or any committee thereof may participate in a meeting of the Board or of any committee, as the case may be, by means of conference telephone or by any form of communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.13 Committees. The Board may, by resolution passed by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware (the “DGCL”) to be submitted to stockholders for approval or (ii) adopting, amending or repealing any of these bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and make such reports to the Board as the Board may request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board.

3.14 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE 4

Officers

4.1 Officers Designated. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer, who shall be elected by the Board. The Board may also elect a Treasurer, one or more Vice Presidents, and one or more Assistant Secretaries or Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. In addition to officers elected by the Board, the corporation may have one or more appointed Vice Presidents, an appointed Treasurer and one or more appointed Assistant Secretaries or Assistant Treasurers. Such appointed officers may be appointed by the Chief Executive Officer. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

4.2 Election. The Board at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. Other officers may be elected by the Board at such meeting, at any other meeting, or by written consent.

4.3 Tenure. Each officer of the corporation shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal. Any officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board or a committee duly authorized to do so and, unless provided otherwise by Board resolution, an officer appointed by the Chief Executive Officer also may be removed by the Chief Executive Officer. Designation of an officer shall not of itself create any contractual rights. Any vacancy occurring in any office of the corporation may be filled by the Board, at its discretion. Any officer may resign by delivering such officer’s written resignation to the corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.4 Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board. The Chief Executive Officer may call meetings of the Board to be held, subject to the limitations prescribed by law or these bylaws. The Chief Executive Officer shall be responsible for providing general supervision, direction and management of the business of the corporation and its officers and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation. The Chief Executive Officer shall have such other powers and have such other duties as the Board may from time to time prescribe.

4.5 President. Unless provided otherwise by resolution of the Board, the President shall, in the event there be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board or the Chief Executive Officer.

4.6 Chief Financial Officer. The Chief Financial Officer shall supervise the corporation’s treasury functions and financial reporting to external bodies. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board or the Chief Executive Officer or as the Chief Financial Officer deems appropriate. The Chief Financial Officer shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the Board or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation. The Chief Financial Officer shall perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer.

4.7 Vice President. Unless provided otherwise by resolution of the Board, the Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer or the President.

4.8 Secretary. The Secretary shall attend all meetings of the Board, committees of the Board and the stockholders when requested by the person presiding at such meetings and shall record all votes and the proceedings of the meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

4.9 Assistant Secretary. The Assistant Secretary, or if there be more than one, any Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

4.10 Treasurer and Assistant Treasurers. The Treasurer (if one is appointed) shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and shall perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer. It shall be the duty of any Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have such other powers as may from time to time be prescribed by the Board or the Chief Executive Officer.

4.11 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 5

Notices

5.1 Delivery. Whenever, under the provisions of law, or of the Certificate of Incorporation or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the

United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by commercial delivery service, facsimile transmission, electronic mail or similar electronic means addressed to such director or stockholder at such person’s address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, or when actually transmitted by the person giving the notice by facsimile or electronic mail or similar electronic means, to the recipient. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

5.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

ARTICLE 6

Indemnification and Insurance

6.1 Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation (or any predecessor), or such director or officer of the corporation is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the corporation, or other enterprise (or any predecessor of any of such entities) (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Each director or officer of the corporation (or any predecessor) who is or was serving as a director, officer, employee or agent of a subsidiary of the corporation shall be deemed to be serving, or have served, at the request of the corporation (or any predecessor). The corporation shall not be required to indemnify or make advances to a person (A) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board, either generally or in the specific instance, and (B) if the obligation to indemnify or make advances under the circumstances is specifically limited by the terms of any agreement between Indemnitee and the corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right.

Any indemnification (but not advancement of expenses) under this Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (A) by a majority vote of the directors who are not or were not parties to the proceeding in respect of which indemnification is being sought by Indemnitee (the “Disinterested Directors”), even though less than a quorum, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (C) if there are no such Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) by the stockholders.

6.2 Advance Payment. The right to indemnification under this Article 6 shall include the right to be paid by the corporation the expenses incurred by the Indemnitee in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within thirty (30) days after the receipt by the corporation of a statement or statements (containing reasonable detail of the expenses incurred) from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon receipt by the corporation of a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 6.1 or otherwise.

6.3 Non-Exclusivity and Survival of Rights; Amendments. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 6 shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 6 shall not in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

6.4 Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of the DGCL.

6.5 Severability. If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.6 Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 6 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 6 shall apply to claims made against an Indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.

6.7 Indemnification of Other Persons. This Article 6 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those persons identified in Section 6.1 when and as authorized by the Board or by the action of a committee of the Board or designated officers of the corporation established by or designated in resolutions approved by the Board; provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt by the corporation of a written undertaking by such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 6 or otherwise.

ARTICLE 7

Capital Stock

7.1 Uncertificated Shares. Shares of the corporation shall be uncertificated and shall not be represented by certificates, except to the extent required by applicable law or as may otherwise be authorized by the Secretary or an Assistant Secretary. In the event shares are represented by certificates, such certificates shall be registered upon the books of the corporation and shall be signed by the Chief Executive Officer or the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, shall bear the seal of the corporation or a facsimile thereof, and shall be countersigned by a transfer agent and the registrar for the shares. No certificate for a fractional share of common stock shall be issued. Certificates signed by the Chief Executive Officer or President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, being such at the time of such signing, if properly countersigned as set forth above by a transfer agent and the registrar, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not. Any signature or countersignature on certificates may be an actual signature or a printed or engraved facsimile thereof.

7.2 Transfer of Stock. Transfer of shares represented by certificates shall be made on the books of the corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares shall be made on the books of the corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The corporation may impose such additional conditions to the transfer of its shares as may be necessary or appropriate for compliance with applicable law or to protect the corporation, a transfer agent or the registrar from liability with respect to such transfer.

7.3 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.4 Lost, Stolen or Destroyed Certificates. The Board may designate certain persons to authorize the issuance of new certificates or uncertificated shares to replace certificates alleged to have been lost or destroyed, upon the filing with such designated persons of both an affidavit or affirmation of such loss or destruction and a bond of indemnity or indemnity agreement covering the issuance of such replacement certificates or uncertificated shares, as may be requested by and be satisfactory to such designated persons.

ARTICLE 8

General Provisions

8.1 Dividends. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the DGCL or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

8.2 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board, or such officers of the corporation as may be designated by the Board to make such designation, may from time to time designate.

8.3 Corporate Seal. The Board may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board.

8.4 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.5 Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any corporation or corporations or similar ownership interests of other business entities standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares or similar ownership interests held by the corporation in any other corporation or corporations or other business entities may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE 9

Forum for Adjudication of Disputes

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, that, if an only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware.

ARTICLE 10

Amendments

The Board is expressly authorized to adopt, amend or repeal these bylaws, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the corporation then in office, which shall include the affirmative vote of at least one director from each class of the Board if the Board shall then be divided into classes. In addition to any vote of the holders of any class or series of stock of the corporation required by law or the certificate of incorporation of the corporation, the bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the corporation entitled to vote in the election of directors, voting as one class; provided, however, that the affirmative vote of the holders representing only a majority of the voting power of the shares of the capital stock of the corporation entitled to vote in the election of directors, voting as one class, shall be required if such adoption, amendment or repeal of the bylaws has been previously approved by the affirmative vote of at least two-thirds (2/3) of the directors of the corporation then in office.